Exhibit 10.1

AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT

This AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT, dated as of March 21, 2022 (this “Amendment”), is entered into by and among Liberated Syndication, Inc., a Nevada corporation (the “Company”), and the parties set forth on the signature pages hereto (each, a “Purchaser,” and together with the Company, the “Parties”).

RECITALS

A. The Parties, among others, are parties to the Registration Rights Agreement, dated as of June 3, 2021 (the “Original Agreement”), entered into in connection with the closing of the transactions contemplated by that certain Stock Purchase Agreement, dated as of March 29, 2021, by and between the Company and the Purchasers, among others, as amended (the “Stock Purchase Agreement”).

B. The Company and each Purchaser desires to amend the Original Agreement, solely as between the Company and such Purchaser, as set forth herein.

AGREEMENT

The Parties agree as follows:

1. Amendment. Section 1.4 (Failure to Obtain and Maintain Effectiveness; Liquidated Damages) of the Registration Rights Agreement is amended and restated in its entirety as follows:

“Section 1.4 Failure to Obtain and Maintain Effectiveness; Liquidated Damages. If:

(a) the Company (i) has not filed the Initial Shelf Registration Statement with the Commission on or prior to the Filing Deadline (a “Filing Failure”) or (ii) the Initial Shelf Registration Statement is not declared effective by the Commission on or prior to the Effectiveness Deadline (an “Effectiveness Failure”) (in each case, other than due to the inaccuracy or omission of any information relating to any Holder provided in writing or required to be provided by or on behalf of a Holder to the Company for inclusion in such Initial Shelf Registration Statement), or

(b) during the Effectiveness Period, the Shelf Registration Statement ceases to remain continuously effective or the Holders are otherwise not permitted to resell Registrable Securities pursuant to the Shelf Registration Statement for more than 10 consecutive calendar days or more than an aggregate of 15 calendar days (which need not be consecutive calendar days) during any 12-month period (other than due to the inaccuracy or omission of any information relating to any Holder provided in writing or required to be provided by or on behalf of a Holder to the Company for inclusion in the Shelf Registration Statement) (a “Maintenance Failure”);

then an obligation of the Company to pay each holder of Registrable Securities relating to such Registration Statement an amount equal to one percent (1%) of such Holder’s Purchase Price for such Registrable Securities shall accrue: (1) on the date of such Filing Failure, Effectiveness Failure or Maintenance Failure, as applicable, and (2) on every 30 day anniversary of (I) a Filing

Failure until such Filing Failure is cured; (II) an Effectiveness Failure until such Effectiveness Failure is cured; and (III) a Maintenance Failure until such Maintenance Failure is cured. The payments to which a holder of Registrable Securities shall be entitled pursuant to this Section 1.4 are referred to herein as “Registration Delay Payments.” Each Holder agrees and acknowledges that the sums payable by the Company hereunder represent a reasonable estimate of the Holder’s damages hereunder and that Holder shall be entitled to such sum as liquidated damages, which shall be Holder’s sole and exclusive remedy; provided, however, obligations of the Company to pay Registration Delay Payments to any Holder shall not accrue in any month or 30-day period in excess of one percent (1%) of such Holder’s Purchase Price until the Effectiveness Deadline, after which obligations of the Company to pay Registration Delay Payments to any Holder shall not accrue in any month or 30-day period in excess of two percent (2%) of such Holder’s Purchase Price. The Company may pay accrued Registration Delay Payments in cash, Common Stock (at a price per share of $3.75), or a combination of the foregoing, at the Company’s sole discretion. Any Registration Delay Payments that were accrued after January 1, 2022 shall be due and payable on April 1, 2022. Registration Delay Payments accruing on or after April 1, 2022 shall be due and payable on the first Business Day of the fiscal quarter immediately following the fiscal quarter in which such Registration Delay Payments accrued. The Company shall elect the payment method and give notice to the Holder of such election at least two Business Days prior to applicable Registration Delay Payment due date. For any Registration Delay Payments paid in Common Stock, the Company shall provide to Purchaser as promptly as practicable following the applicable date of issuance evidence from the Company’s transfer agent of the issuance of such Common Stock. All shares of Common Stock issued in respect of Registration Delay Payments shall be deemed Registrable Securities for purposes of this Agreement.”

2. Entire Agreement; Counterparts; Construction. This Amendment, the Stock Purchase Agreement, the Original Agreement and the other agreements referred to herein and therein constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the Parties, with respect to the subject matter hereof and thereof. This Amendment may be executed in several counterparts, each of which is deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Amendment (in counterparts or otherwise) by .pdf or DocuSign is sufficient to bind the Parties to the terms and conditions of this Amendment. The headings set forth in this Amendment are for convenience of reference purposes only and do not affect in any way the meaning or interpretation of this Amendment or any term or provision hereof.

3. Governing Law. This Amendment is governed by, and is intended to be construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

Signed:

LIBERATED SYNDICATION, INC.

By: /s/ Brad Tirpak__________________

Name: Brad Tirpak

Title: CEO

[INVESTOR]

By: _________________________________

Name:

Title: